AGREEMENT FOR THE
                          SEVENTH AMENDMENT TO A LEASE


On this 26th day of August 1996, it is hereby agreed by and between HILLCREST DEVELOPMENT, a limited partnership, as Lessor, and NICOLLET PROCESS ENGINEERING INC., a Minnesota corporation, as Tenant, that the Lease Agreement dated January 1, 1993 and the first six (6) Amendments to that same Lease, the last of which is dated October 7, 1994, shall be amended as follows:

1. Lessor and Tenant agree that, as per Paragraph #5 of the Sixth Amendment to a Lease dated October 7, 1994, the rental rate for the recently renovated portion of Suite 1075, consisting of 1384 rentable square feet, shall be as follows:

              September 1, 1996-August 31, 1997     $463.64 per month NET.
              September 1, 1997-December 31, 1999   $474.02 per month NET.

         Operating Expenses and Real Estate Taxes shall be escrowed and paid to Lessor at their then current levels.

2. The remaining balance of Suite 1075 is 2200 rentable square feet of which Tenant shall continue to lease 1200 rentable square feet as storage space. Tenant shall retain its First Right of Refusal on the remaining 1000 rentable square feet, as per Paragraph #4 of the Sixth Amendment to a Lease dated October 7, 1994. Accordingly, the net rental rates for said 1200 square feet shall remain at the following:

              September 1, 1996-December 31, 1996 $200.00 per month NET. January 1, 1997-December 31, 1998 $260.00 per month NET. January 1, 1999-December 31, 1999 $275.00 per month NET.

         Operating Expenses and Real Estate Taxes shall be escrowed and paid to Lessor at their then current levels.

3. Lessor and Tenant agree that the construction for Suite 1075 totaling $29,768.00 (as per Invoice #42-1199) shall be amortized at 10.25% interest over forty (40) months, beginning September 1, 1996 and continuing through December 31, 1999, and shall be payable by Tenant to Lessor as Additional Rent in monthly installments of $881.11.

Except as herein stated, all terms and conditions of the aforementioned Lease shall remain in full force and effect.



Tenant:                                   Lessor:

NICOLLET PROCESS ENGINEERING INC.         HILLCREST DEVELOPMENT
a Minnesota corporation

By:   /s/ Robert A. Pitner                By:   /s/ Scott M. Tankenoff
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      Robert A. Pitner                          Scott M. Tankenoff

Its:  President & CEO                     Its:  General Partner

Date: 8/29/96                             Date:  9/3/96
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